Amendment No. 1 to Transfer Agency Agreement

The Transfer Agency Agreement made as of the 20th day of November, 2003 (the “Agreement”), between AIM Sector Funds, a Delaware statutory trust (the “Company”), and certain other investment companies, and AIM INVESTMENT SERVICES, INC., a Delaware corporation (the “Transfer Agent”), is hereby amended, as of the 24th day of November 2003.

WHEREAS, the Company and the Transfer Agent desire to amend the Agreement to delete INVESCO Telecommunications Fund, a series of the Company, from the Agreement;

NOW, THEREFORE, the parties agree as follows:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

“Schedule A

REGISTERED INVESTMENT COMPANY	FUNDS	EFFECTIVE DATE
AIM Counselor Series Trust	INVESCO Advantage Health Sciences Fund INVESCO Multi-Sector Fund	November 25, 2003

AIM Combination Stock & Bond Funds	INVESCO Core Equity Fund INVESCO Total Return Fund	November 25, 2003

AIM International Mutual Funds	INVESCO International Core Equity	November 25, 2003

AIM Sector Funds	INVESCO Energy Fund INVESCO Financial Services Fund INVESCO Gold & Precious Metals Fund INVESCO Health Sciences Fund INVESCO Leisure Fund INVESCO Technology Fund INVESCO Utilities Fund	November 20, 2003

AIM Stock Funds	INVESCO Dynamics Fund INVESCO Mid-Cap Growth Fund INVESCO Small Company Growth Fund INVESCO S&P 500 Index Fund	November 25, 2003

AIM Treasurer’s Series Trust	INVESCO Treasurer’s Money Market Reserve Fund INVESCO Treasurer’s Tax-Exempt Reserve Fund INVESCO U.S. Government Money Fund INVESCO Stable Value Fund	November 25, 2003

REGISTERED INVESTMENT COMPANY	FUNDS	EFFECTIVE DATE
INVESCO Variable Investment Funds, Inc.

VIF-Core Equity Fund

VIF-Dynamics Fund

VIF-Financial Services Fund

VIF-Growth Fund

VIF-Health Sciences Fund

VIF-High Yield Fund

VIF-Leisure Fund

VIF-Real Estate Opportunity Fund

VIF-Small Company Growth Fund

VIF-Technology Fund

VIF-Telecommunications Fund

VIF-Total Return Fund

VIF-Utilities Fund”

November 20, 2003

2.	All other terms and conditions of the Agreement shall remain in full force and effect.

AGREED AND EXECUTED:

AIM Sector Funds		AIM Investment Services, Inc.

By:	/s/ Robert H. Graham	By:	/s/ Tony D. Green
Name:	Robert H. Graham	Name:	Tony D. Green
Title:	President	Title:	President